                            PIPER GLOBAL FUNDS, INC.

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 18th day of February, 1997, by and between Piper Global Funds Inc., a Minnesota corporation (the "Company"), for and on behalf of each series of the Company (each series is referred to hereinafter as a "Fund"), and Piper Jaffray Inc., a Delaware corporation (the "Distributor"). This Agreement shall apply to each class of shares offered by the following Funds: Pacific-European Growth Fund and Emerging Markets Growth Fund.

     WITNESSETH:

1.   UNDERWRITING SERVICES

     The Company, on behalf of each Fund, hereby engages the Distributor, and the Distributor hereby agrees to act, as principal underwriter for each Fund in the sale and distribution of the shares of each class of such Fund to the public, either through dealers or otherwise. The Distributor agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

2.   SALE OF SHARES

     The shares of each Fund are to be sold only on the following terms:

     (a) All subscriptions, offers, or sales shall be subject to acceptance or rejection by the Company. Any offer for or sale of shares shall be conclusively presumed to have been accepted by the Company if the Company shall fail to notify the Distributor of the rejection of such offer or sale prior to the computation of the net asset value of such shares next following receipt by the Company of notice of such offer or sale.

     (b) No share of a Fund shall be sold by the Distributor for any consideration other than cash or, pursuant to any exchange privilege provided for by the applicable currently effective Prospectus or Statement of Additional Information (hereinafter referred to collectively as the "Prospectus"), shares of another Fund or of a series of another investment company for which the Distributor acts as the principal underwriter. All shares of a Fund shall be sold at the public offering price per share, which shall be determined in accordance with the applicable currently effective Prospectus, provided that, with respect to a class of shares that is sold with a front-end sales charge, the Distributor may sell at a discount from said public offering price to broker-dealers that have entered into sales agreements with the Distributor, which discount shall be no greater than the front-end sales charge set forth in the applicable currently effective Prospectus.

     (c) In connection with certain sales of shares, a contingent deferred sales charge will be imposed in the event of a redemption transaction occurring within a certain period of time following such a purchase, as described in the applicable currently effective Prospectus.

     (d) The front-end sales charge, if any, for any class of shares of a Fund may, at the discretion of the Company and the Distributor, be reduced or eliminated as permitted by the Investment Company Act of 1940, and the rules and regulations thereunder, as they may be amended from time to time (the "1940 Act"), provided that such reduction or elimination shall be set forth in the Prospectus for such class, and provided that the Company shall in no event receive for any shares sold an amount less than the net asset value thereof. In addition, any contingent deferred sales charge for any class of shares of a Fund may, at the discretion of the Company and the Distributor, be reduced or eliminated as permitted by the 1940 Act, provided that such reduction or elimination shall be set forth in the Prospectus for such class of shares.

3.   REGISTRATION OF SHARES

     The Company agrees to make prompt and reasonable efforts to effect and keep in effect, at its expense, the registration or qualification of each Fund's shares for sale in such jurisdictions as the Company may designate.

4.   INFORMATION TO BE FURNISHED TO THE DISTRIBUTOR

     The Company agrees that it will furnish the Distributor with such information with respect to the affairs and accounts of the Company (and each Fund or class thereof) as the Distributor may from time to time reasonably require, and further agrees that the Distributor, at all reasonable times, shall be permitted to inspect the books and records of the Company.

5.   ALLOCATION OF EXPENSES

     During the period of this Agreement, the Company shall pay or cause to be paid all expenses, costs and fees incurred by the Company which are not assumed by the Distributor or Piper Capital Management Incorporated (the "Adviser"). The Distributor agrees to provide, and shall pay costs which it incurs in connection with, ongoing servicing and/or maintenance of shareholder accounts with respect to each Fund (such costs are referred to as "Shareholder Servicing Costs"). Shareholder Servicing Costs include, but are not limited to, an allocation of the Distributor's overhead and payments made to persons, including employees of the Distributor, who respond to inquiries of shareholders regarding their ownership of Fund shares or their accounts with a Fund, or who provide other administrative services not otherwise required to be provided by the applicable Fund's investment adviser or transfer agent. The Distributor shall also pay all costs of distributing the shares of each Fund ("Distribution Expenses"). Distribution Expenses include, but are not limited to, initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of the Distributor and to other broker-dealers in respect of sales of shares of a Fund and other advertising and promotional expenses in connection with the distribution of shares of a Fund. These advertising and promotional expenses include, by way of example and not by way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the Distributor's overhead and other expenses related to the distribution of shares of a Fund; interest expenses incurred in connection with financing the distribution of Class B shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of shares of a Fund, including travel, entertainment and telephone expenses. The Adviser, rather than the Distributor, may bear the expenses referred to in this section, but the Distributor shall be liable for such expenses until paid.

6.   COMPENSATION TO THE DISTRIBUTOR

     As compensation for all of its services provided and its costs assumed under this Agreement, the Distributor shall receive the following forms and amounts of compensation:

     (a) The Distributor shall be entitled to receive or retain any front-end sales charge imposed in connection with sales of shares of each Fund, as set forth in the applicable current Prospectus. Up to the entire amount of such front-end sales charge may be reallowed by the Distributor to broker-dealers in connection with their sale of Fund shares. The amount of the front-end sales charge (if any) may be retained or deducted by the Distributor from any sums received by it in payment for shares so sold. If such amount is not deducted by the Distributor from such payments, such amount shall be paid to the Distributor by the Company not later than five business days after the close of any calendar quarter during which any such sales were made by the Distributor and payment received by the Company.

     (b) The Distributor shall be entitled to receive or retain any contingent deferred sales charge imposed in connection with any redemption of shares of each Fund, as set forth in the applicable current Prospectus.

     (c) Pursuant to the Plans of Distribution adopted by the Funds in accordance with Rule 12b-1 under the 1940 Act (the "Plan"):

          (i) Class A of Emerging Markets Growth Fund is obligated to pay the Distributor a total fee in connection with the servicing of shareholder accounts of such class or Fund and in connection with distribution-related services provided in respect of such class or Fund, calculated daily and payable quarterly, at the annual rate of .50% of the value of the average daily net assets of such Class. Class A of Pacific-European Growth Fund is obligated to reimburse the Distributor on a quarterly basis for expenses incurred in connection with the servicing of shareholder accounts of such Class and in connection with distribution-related services provided in respect of such Class, in an amount not to exceed, on an annualized basis, .50% of the average daily net assets of such Class. For each Fund, all or any portion of the amount payable hereunder may be payable as a Shareholder Servicing Fee designed to cover Shareholder Servicing Costs, and all or any portion of such amount may be payable as a Distribution Fee designed to cover Distribution Expenses, as determined from time to time by the Company's Board of Directors. Until further action by the Board of Directors, a portion of such amount equal to .25% per annum of the average daily net assets of the applicable Class shall be designated and payable as a Shareholder Servicing Fee and the remainder of such amount shall be designated as a Distribution Fee.

          (ii) Class B of each Fund is obligated to pay the Distributor a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated daily and payable quarterly, at the annual rate of 1.00% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Company's Board of Directors. Until further action by the Board of Directors, a portion of such total fee equal to .25% per annum of Class B's average daily net assets shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

          (iii) Average daily net assets shall be computed in accordance with the applicable currently effective Prospectus.

          (iv) Amounts payable to the Distributor under the Plan relating to the Class A shares of Pacific-European Growth Fund shall be equal to the Distributor's actual Distribution Expenses and Shareholder Servicing Costs with respect to such shares, provided that, in the event such Distribution Expenses and Shareholder Servicing Costs exceed the maximum amount reimbursable pursuant to the Plan, the Distributor shall be solely responsible for the payment of any such excess and Pacific-European Growth Fund and the Company shall have no responsibility therefor. All other amounts payable to the Distributor under the Plan may exceed or be less than the Distributor's actual Distribution Expenses and Shareholder Servicing Costs. In the event such Distribution Expenses and Shareholder Servicing Costs exceed amounts payable to the Distributor under the Plan, the Distributor shall not be entitled to reimbursement by the Company.

     (d) In each year during which this Agreement remains in effect, the Distributor will prepare and furnish to the Board of Directors of the Company, and the Board will review, on a quarterly basis, written reports complying with the requirements of Rule 12b-1 under the 1940 Act that set forth the amounts expended under this Agreement and the Plan, on a class by class basis as applicable, and the purposes for which those expenditures were made.

7.   LIMITATION OF THE DISTRIBUTOR'S AUTHORITY

     The Distributor shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent either Fund or the Company.

8.   SUBSCRIPTION FOR SHARES--REFUND FOR CANCELED ORDERS

     The Distributor shall subscribe for the shares of a Fund only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of shares of a Fund is placed with the Distributor by a customer or dealer and subsequently canceled, the Distributor shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if the Distributor has paid the Fund for such shares, shall be entitled to receive from the Fund in refund of such payment the lesser of:

     (a)  the consideration received by the Fund for said shares; or

     (b) the net asset value of such shares at the time of cancellation by the Distributor.

9.   INDEMNIFICATION OF THE COMPANY

     The Distributor agrees to indemnify each Fund and the Company against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost, or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of such Fund by the Distributor. In the event of the threat or institution of any such litigation or legal proceedings against any Fund, the Distributor shall defend such action on behalf of the Fund or the Company at the Distributor's own expense, and shall pay any such liability, judgment, cost, or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, the Distributor shall not be required to pay or reimburse a Fund for any liability, judgment, cost, or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Company to the Distributor, or to the Distributor by a director, officer, or employee of the Company who is not an "interested person," as defined in the provisions of the 1940 Act, of the Distributor, unless the information so supplied or omitted was available to the Distributor or the Adviser without recourse to the Fund or the Company or any such person referred to above.

10.  FREEDOM TO DEAL WITH THIRD PARTIES

     The Distributor shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

11.  EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT

     (a) The effective date of this Agreement is set forth in the first paragraph of this Agreement. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect with respect to each Fund (and class thereof) for a period of one year after the date of its execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (i) by a vote of the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the applicable Fund (or class thereof), and (ii) by the vote of a majority of the directors who are not "interested persons" (as defined in the provisions of the 1940 Act) of the

Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), cast in person at a meeting called for the purpose of voting on this Agreement.

     (b) This Agreement may be terminated at any time with respect to either Fund or any class thereof, without the payment of any penalty, by the vote of a majority of the members of the Board of Directors of the Company who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), or by the vote of a majority of the outstanding voting securities of such Fund (or class thereof), or by the Distributor, upon 60 days' written notice to the other party.

     (c) This Agreement shall automatically terminate in the event of its "assignment" (as defined by the provisions of the 1940 Act).

     (d) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Fund (or class thereof) shall mean the lesser of (i) the vote of 67% or more of the voting securities of such Fund (or class thereof) present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's (or class's, as applicable) outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of such Fund (or class thereof).

12.  AMENDMENTS TO AGREEMENT

     No material amendment to this Agreement shall be effective until approved by the Distributor and by vote of a majority of the Board of Directors of the Company who are not interested persons of the Distributor.

13.  NOTICES

     Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

     IN WITNESS WHEREOF, the Company and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                  PIPER GLOBAL FUNDS INC.


                                  By /s/ William H. Ellis
                                     ---------------------------------------
                                     Its Chairman
                                         -----------------------------------

                                  PIPER JAFFRAY INC.


                                  By /s/ Andrew S. Duff
                                     ---------------------------------------
                                     Its President
                                         -----------------------------------